UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: June 13, 2014
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 13, 2014, Robert A. Herman was elected by the sole member of Phillips 66 Partners GP LLC (the "General Partner"), the general partner of Phillips 66 Partners LP (the "Partnership"), to serve on the Board of Directors of the General Partner. With the election of Mr. Herman, the Board of Directors of the General Partner now has eight members.

Mr. Herman is the Executive Vice President, Midstream for Phillips 66, a position he has held since June 2014. Previously, Mr. Herman served Phillips 66 as Senior Vice President, HSE, Projects and Procurement, from February 2014 to June 2014, and Senior Vice President, Health, Safety, and Environment, from April 2012 to February 2014. Before joining Phillips 66, Mr. Herman worked for ConocoPhillips as Vice President, Health, Safety, and Environment, from 2010 to 2012; and President, Refining, Marketing and Transportation - Europe, from 2008 to 2010. Mr. Herman has 32 years of experience in various technical and leadership roles within the oil and gas industry.

Mr. Herman currently serves on the Board of Directors of Chevron Phillips Chemical Company. He is a past board member of the Northwest Construction Consumers Council; Europia, the European petroleum industry association; and CONCAWE, the European consortium for health, safety and environmental issues in the petroleum industry.

There are no transactions with Mr. Herman that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: June 18, 2014	By:	/s/ Paula A. Johnson
Paula A. Johnson Vice President and General Counsel and Secretary